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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-27141) of IOS Capital, Inc. and in the related Prospectus of our report dated October 25, 1999, (except for the fourth paragraph of note 4, as to which the date is December 9, 1999) with respect to the financial statements of IOS Capital, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1999.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 28, 1999